Exhibit 99.1

Contact:	Investor Relations
Colin T. Severn
William Lyon Homes
(949) 833-3600

WILLIAM LYON HOMES REPORTS FIRST QUARTER 2009 RESULTS

Financial Highlights

2009 First Quarter

•	Net new home orders of 182, down 51%

•	New home deliveries of 188, down 38%

•	Consolidated operating revenue of $69.3 million, down 50%

•	Homebuilding gross margins of $5.7 million, up 15%

•	Homebuilding gross margin percentage of 10.1%, up 570 basis points

•	Impairment loss on real estate assets of $24.2 million

•	Net loss of $69.0 million

NEWPORT BEACH, CA—May 13, 2009—William Lyon Homes today reported a net loss of $69,001,000 for the three months ended March 31, 2009, as compared to a net loss of $806,000 for the comparable period a year ago. Consolidated operating revenue decreased 50% to $69,339,000 for the three months ended March 31, 2009, as compared to $137,437,000 for the comparable period a year ago.

The Company incurred impairment losses on real estate assets of $24,171,000 and $25,200,000 for the three months ended March 31, 2009 and 2008, respectively. The impairments were primarily attributable to slower than anticipated home sales and lower than anticipated net revenue due to continued depressed market conditions in the housing industry. As a result, the future undiscounted cash flows estimated to be generated were determined to be less than the carrying amount of the assets. Accordingly, the real estate assets were written-down to their estimated fair value.

The Company incurred the write-off of land deposits and pre-acquisition costs of $37.9 million and $0.1 million, for the three months ended March 31, 2009 and 2008, respectively, related to future projects which the Company has concluded are not currently economically viable. These costs are included in cost of sales-lots, land and other in the accompanying statements of operations.

The Company’s consolidated results including joint ventures were as follows: The number of homes closed for the three months ended March 31, 2009 was 188 homes, down 38% from 303 homes for the three months ended March 31, 2008. At March 31, 2009, the backlog of homes sold but not closed was 234 homes, down 33% from 347 homes at March 31, 2008, and down 3% from 240 homes at December 31, 2008. The dollar amount of backlog of homes sold but not closed for the three months ended March 31, 2009 was $74,122,000, down 48% from $141,902,000 a year ago, and down 8% from $80,750,000 at December 31, 2008. The Company’s cancellation rate for the three months ended March 31, 2009 was 27%, compared to 26% for the three months ended March 31, 2008.

Net new home orders for the three months ended March 31, 2009 were 182 homes, down 51% from 371 homes for the three months ended March 31, 2008. The average number of sales locations during the three months ended March 31, 2009 was 29, down 48% from 56 in the comparable period a year ago. The Company’s number of new home orders per average sales location decreased to 6.3 for the three months ended March 31, 2009 as compared to 6.6 for the three months ended March 31, 2008.

During the first quarter of 2009, the average sales price of homes closed (including joint ventures) was $300,800, down 19% from $372,000 for the comparable period a year ago. The lower average sales price was primarily due to (1) price depreciation in certain markets resulting from the slowing of new orders and competitive pressures and (2) a change in product mix.

The consolidated homebuilding gross margin percentage increased to 10.1% for the three months ended March 31, 2009 from 4.4% for the three months ended March 31, 2008. These higher gross margin percentages were primarily due to home closings in projects where previous impairment losses had been incurred.

Effective on January 1, 2008, the Company and its shareholders made a revocation of the “S” corporation election. As a result of this revocation, the Company will be taxed as a “C” corporation. The shareholders will not be able to elect “S” corporation status for at least five years. The revocation of the “S” corporation election will allow taxable losses generated in 2008 to be carried back to the 2006 “C” corporation year. As a result of the change in tax status, the Company recorded a deferred tax asset (refund receivable) and related income tax benefit of $41,602,000 as of January 1, 2008. The recorded deferred tax asset reflects the tax refund for the carry back of the 2008 tax loss to 2006. The Company filed its 2008 federal tax return in early January 2009 and received the tax refund on January 28, 2009.

Selected financial and operating information for the Company, including joint ventures, is set forth in greater detail in the schedule attached to this press release.

The Company will hold a conference call on Thursday, May 14, 2009 at 11:00 a.m. Pacific Time to discuss the first quarter 2009 earnings results. The dial-in number is (866) 543-6411 (enter passcode number 11343596). Participants may call in beginning at 10:45 a.m. Pacific Time. In addition, the call will be broadcast from William Lyon Homes’ website at www.lyonhomes.com in the “Investor Relations” section of the site. The call will be recorded and replayed beginning on May 14, 2009 at 1:00 p.m. Pacific Time through midnight on May 29, 2009. The dial-in number for the replay is (888) 286-8010 (enter passcode number 54485769). Replays of the call will also be available on the Company’s website approximately two hours after broadcast.

William Lyon Homes is primarily engaged in the design, construction and sales of new single-family detached and attached homes in California, Arizona and Nevada. The Company’s corporate headquarters are located in Newport Beach, California. For more information about the Company and its new home developments, please visit the Company’s web-site at www.lyonhomes.com.

*   *   *   *   *   *

Certain statements contained in this release that are not historical information contain forward-looking statements. The forward-looking statements involve risks and uncertainties and actual results may differ materially from those projected or implied. Further, certain forward-looking statements are based on assumptions regarding future events which may not prove to be accurate. Factors that may impact such forward-looking statements include, among others, changes in general economic conditions and in the markets in which the Company competes, the outbreak, continuation or escalation of war or other hostilities, including terrorism, involving the United States, changes in mortgage and other interest rates, changes in prices of homebuilding materials, weather, the occurrence of events such as landslides, soil subsidence and earthquakes that are uninsurable, not economically insurable or not subject to effective indemnification agreements, the availability of labor and homebuilding materials, changes in governmental laws and regulations, the timing of receipt of regulatory approvals and the opening of projects, and the availability and cost of land for future development, as well as the other factors discussed in the Company’s reports filed with the Securities and Exchange Commission.

WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION

(unaudited)

	Three Months Ended March 31,
	2009			2008
	Wholly-owned	Joint Ventures	Consolidated Total	Wholly-owned	Joint Ventures	Consolidated Total
Selected Financial Information (dollars in thousands)
Homes closed	182	6	188	289	14	303

Home sales revenue	$54,682	$1,866	$56,548	$108,614	$4,102	$112,716
Cost of sales	(49,172)	(1,690)	(50,862)	(103,262)	(4,522)	(107,784)

Gross margin	$5,510	$176	$5,686	$5,352	$(420)	$4,932

Gross margin percentage	10.1%	9.4%	10.1%	4.9%	(10.2)%	4.4%

Number of homes closed
Southern California	76	—	76	137	4	141
Northern California	31	6	37	45	10	55
Arizona	37	—	37	46	—	46
Nevada	38	—	38	61	—	61

Total	182	6	188	289	14	303

Average sales price
Southern California	$373,500	$—	$373,500	$480,600	$323,800	$476,100
Northern California	322,300	311,000	320,500	348,500	280,700	336,200
Arizona	195,400	—	195,400	241,900	—	241,900
Nevada	238,900	—	238,900	261,700	—	261,700

Total	$300,500	$311,000	$300,800	$375,800	$293,000	$372,000

Number of net new home orders
Southern California	85	—	85	179	9	188
Northern California	26	7	33	51	10	61
Arizona	30	—	30	51	—	51
Nevada	34	—	34	71	—	71

Total	175	7	182	352	19	371

Average number of sales locations during period
Southern California	11	—	11	27	1	28
Northern California	5	—	5	9	4	13
Arizona	4	—	4	4	—	4
Nevada	9	—	9	11	—	11

Total	29	—	29	51	5	56

WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION (Continued)

(unaudited)

	As of March 31,
	2009			2008
	Wholly-owned	Joint Ventures	Consolidated Total	Wholly-owned	Joint Ventures	Consolidated Total
Backlog of homes sold but not closed at end of period
Southern California	143	—	143	179	10	189
Northern California	37	7	44	44	5	49
Arizona	27	—	27	72	—	72
Nevada	20	—	20	37	—	37

Total	227	7	234	332	15	347

Dollar amount of homes sold but not closed at end of period (in thousands)
Southern California	$52,495	$—	$52,495	$96,430	$3,184	$99,614
Northern California	10,148	2,216	12,364	15,048	1,947	16,995
Arizona	4,669	—	4,669	14,887	—	14,887
Nevada	4,594	—	4,594	10,406	—	10,406

Total	$71,906	$2,216	$74,122	$136,771	$5,131	$141,902

Lots controlled at end of period
Owned lots
Southern California	1,490	—	1,490	2,209	29	2,238
Northern California	149	750	899	931	777	1,708
Arizona	5,564	—	5,564	4,435	1,745	6,180
Nevada	2,801	—	2,801	2,995	—	2,995

Total	10,004	750	10,754	10,570	2,551	13,121

Optioned lots (1)
Southern California			406			534
Northern California			—			—
Arizona			713			328
Nevada			—			—

Total			1,119			862

Total lots controlled
Southern California			1,896			2,772
Northern California			899			1,708
Arizona			6,277			6,508
Nevada			2,801			2,995

Total			11,873			13,983

(1)	Optioned lots may be purchased by the Company as wholly-owned projects or may be purchased by newly formed joint ventures.

WILLIAM LYON HOMES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2009	2008
Operating revenue
Home sales	$56,548	$112,716
Lots, land and other sales	6,532	24,721
Construction services	6,259	—

	69,339	137,437

Operating costs
Cost of sales - homes	(50,862)	(107,784)
Cost of sales - lots, land and other	(44,262)	(24,885)
Impairment loss on real estate assets	(24,171)	(25,200)
Construction services	(5,769)	—
Sales and marketing	(4,126)	(11,104)
General and administrative	(6,030)	(6,984)
Other	(1,860)	(1,442)

	(137,080)	(177,399)

Equity in loss of unconsolidated joint ventures	(1,723)	(91)

Minority equity in loss of consolidated entities	170	925

Operating loss	(69,294)	(39,128)
Interest expense, net of amounts capitalized	(8,712)	(3,166)
Gain on retirement of debt	8,930	—
Other income (loss), net	53	(104)

Loss before benefit for income taxes	(69,023)	(42,398)

Benefit for income taxes
Benefit (provision) for income taxes	22	(10)
Recordation of deferred tax assets as a result of revocation of election to be taxed as an “S” corporation for income tax purposes effective January 1, 2008	—	41,602

	22	41,592

Consolidated net loss	(69,001)	(806)
Less: Net loss – non-controlling interest	(170)	(925)

Net loss attributable to William Lyon Homes	$(69,171)	$(1,731)

WILLIAM LYON HOMES

CONSOLIDATED BALANCE SHEETS

(in thousands except number of shares and par value per share)

	March 31, 2009	December 31, 2008
	(unaudited)
ASSETS
Cash and cash equivalents	$86,492	$67,017
Restricted cash	5,104	5,079
Receivables	11,206	29,985
Income tax refunds receivable	5,104	46,696
Real estate inventories
Owned	671,852	754,489
Not owned	70,770	107,763
Investments in and advances to unconsolidated joint ventures	1,240	2,769
Property and equipment, less accumulated depreciation of $13,017 and $14,124 at March 31, 2009 and December 31, 2008, respectively	13,889	14,403
Deferred loan costs	5,602	6,264
Other assets	12,117	10,378

	$883,376	$1,044,843

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$10,068	$16,331
Accrued expenses	65,323	62,987
Liabilities from inventories not owned	70,770	80,079
Notes payable	158,161	194,629
7 5/8% Senior Notes due December 15, 2012	127,874	133,800
10 3/4% Senior Notes due April 1, 2013	213,210	218,176
7 1/2% Senior Notes due February 15, 2014	124,050	124,300

	769,456	830,302

Stockholders’ equity
Common stock, par value $.01 per share; 3,000 shares authorized; 1,000 shares outstanding at March 31, 2009 and December 31, 2008, respectively	—	—
Additional paid-in capital	48,867	48,867
Retained earnings	53,257	122,258
Non-controlling interest	11,796	43,416

	113,920	214,541

	$883,376	$1,044,843

WILLIAM LYON HOMES

SUPPLEMENTAL FINANCIAL INFORMATION

SELECTED FINANCIAL DATA (dollars in thousands except per share data):

	Three Months Ended March 31,		Last Twelve Months Ended March 31,
	2009	2008	2009	2008
Net loss	$(69,001)	$(806)	$(179,833)	$(323,630)
Net cash provided by (used in) operating activities	$62,090	$(1,086)	$143,589	$157,033
Interest incurred	$12,601	$18,118	$61,231	$77,085
Adjusted EBITDA (1)	$(37,619)	$(4,932)	$(29,496)	$(50,188)
Ratio of adjusted EBITDA to interest incurred			—	—

Balance Sheet Data

	March 31,
	2009	2008
Stockholders’ equity (2)	$113,920	$334,118
Total debt	623,295	839,809

Total book capitalization	$737,215	$1,173,927

Ratio of debt to total book capitalization	84.5%	71.5%
Ratio of debt to total book capitalization (net of cash)	82.5%	69.0%

(1)

Adjusted EBITDA means consolidated net income plus (i) (benefit) provision for income taxes, (ii) interest expense, (iii) amortization of capitalized interest included in cost of sales, (iv) non-cash impairment charge, (v) gain on retirement of debt, (vi) depreciation and amortization and (vii) cash distributions of income from unconsolidated joint ventures less equity in income of unconsolidated joint ventures. Other companies may calculate Adjusted EBITDA differently. Adjusted EBITDA is not a financial measure prepared in accordance with U.S. generally accepted accounting principles. Adjusted EBITDA is presented herein because it is a component of certain covenants in the Indentures governing the Company’s 7 5/8% Senior Notes, 10 3/4% Senior Notes and 7 1/2% Senior Notes (“Indentures”). In addition, management believes the presentation of Adjusted EBITDA provides useful information to the Company’s investors regarding the Company’s financial condition and results of operations because Adjusted EBITDA is a widely utilized financial indicator of a company’s ability to service and/or incur debt. The calculations of Adjusted EBITDA below are presented in accordance with the requirements of the Indentures. Adjusted EBITDA should not be considered as an alternative for net income, cash flows from operating activities and other consolidated income or cash flow statement data prepared in accordance with accounting principles generally accepted in the United States or as a measure of profitability or liquidity. A reconciliation of net loss to Adjusted EBITDA is provided in the table below.

(2)	In December 2007, the FASB issued SFAS No. 160, Non-controlling Interests in Consolidated Financial Statements-an amendment of ARB No. 51 (“FAS 160”). FAS 160 establishes accounting and reporting standards for a parent company’s non-controlling interest in a subsidiary and for the de-consolidation of a subsidiary. FAS 160 is effective for fiscal years beginning after December 15, 2008. The Company adopted FAS 160 on January 1, 2009, whereby non-controlling interest (previously identified as minority interest) is reclassified as stockholders’ equity.

	Three Months Ended March 31,		Last Twelve Months Ended March 31,
	2009	2008	2009	2008
Net loss	$(69,001)	$(806)	$(179,833)	$(323,630)
Benefit for income taxes	(22)	(41,592)	(22)	(41,322)
Interest expense:
Interest incurred	12,601	18,118	61,231	77,085
Interest capitalized	(3,889)	(14,952)	(31,245)	(73,919)
Amortization of capitalized interest in cost of sales	5,214	8,422	34,699	57,271
Non-cash impairment charge	24,171	25,200	140,178	252,766
Gain on retirement of debt	(8,930)	—	(62,974)	—
Depreciation and amortization	514	587	2,145	2,416
Cash distributions of income from unconsolidated joint ventures	—	—	816	—
Equity in loss (income) of unconsolidated joint ventures	1,723	91	5,509	(855)

Adjusted EBITDA	$(37,619)	$(4,932)	$(29,496)	$(50,188)

A reconciliation of net cash provided by (used in) operating activities to Adjusted EBITDA is provided as follows:

	Three Months Ended March 31,		Last Twelve Months Ended March 31,
	2009	2008	2009	2008
Net cash provided by (used in) operating activities	$62,090	$(1,086)	$143,589	$157,033
Interest expense:
Interest incurred	12,601	18,118	61,231	77,085
Interest capitalized	(3,889)	(14,952)	(31,245)	(73,919)
Amortization of capitalized interest in cost of sales	5,214	8,422	34,699	57,271
Minority equity in loss (income) of consolidated entities	170	925	9,691	(7,918)
Net changes in operating assets and liabilities:
Restricted cash	25	—	5,104	—
Receivables	(18,779)	(12,143)	(16,264)	(17,258)
Income tax refunds receivable	(41,614)	—	(42,164)	—
Real estate inventories - owned	(58,595)	(31,479)	(194,632)	(268,299)
Deferred loan costs	(508)	(679)	(2,330)	(1,875)
Other assets	1,739	(297)	(2,221)	(4,594)
Accounts payable	6,263	22,304	8,518	27,056
Accrued expenses	(2,336)	5,935	(3,472)	5,230

Adjusted EBITDA	$(37,619)	$(4,932)	$(29,496)	$(50,188)